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                            AXENT TECHNOLOGIES, INC.
                 1999 PassGo Technologies Exchange Option Plan

1.  Establishment, Purpose and Types of Awards.

     AXENT Technologies, Inc. ("AXENT") hereby establishes the AXENT Technologies, Inc. 1999 PassGo Technologies Exchange Option Plan (the "Plan") in connection with its acquisition of CKS Limited, a private company limited by shares incorporated in and under the laws of England ("CKS"), for the sole purpose of granting stock options to purchase shares of Common Stock in exchange for or upon conversion or assumption of options outstanding at the closing of the Share Exchange Agreement among AXENT and the holders of the outstanding share capital of CKS to acquire CKS shares held by the employees and former employees of CKS and its subsidiaries.

2.  Definitions.

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a)  "Award" shall mean a stock option award.

     (b)  "Board" shall mean the Board of Directors of AXENT.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (d) "Common Stock" shall mean shares of common stock of AXENT, par value of two cents ($0.02) per share.

     (e) "Subsidiary" and "Subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3.   Administration.

     (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees or officers of AXENT as may be appointed by the Board from time to time (the Board, committee or committees or officers hereinafter referred to as the "Administrator").

     (b) Powers of the Administrator. The Administrator shall have all of the powers vested in it by the terms of the Plan, such powers to include the authority to grant Awards under the Plan and to prescribe Grant Agreements evidencing such Awards. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the
Plan, including, but not limited to, the authority to:
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          (i)  impose such terms, limitations, restrictions, and conditions upon any such Award or Common Stock acquired pursuant to any such Award as the Administrator shall deem appropriate and that are not inconsistent with the terms of the Plan;

          (ii) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(c) of the Plan, any modification that would affect any outstanding Award (or affect in any way in the case of an Award subject to French law) shall not be made without the consent of the holder, unless such modification is deemed necessary or desirable to qualify the Plan or Award under rules and regulations promulgated by a recognized stock exchange, to correct any inconsistency, defect or omission in the Plan or Award or to qualify the Plan or Award for favorable tax treatment available in a specific country); and

          (iii) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award.

     The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     (c) Limited Liability. To the maximum extent permitted by law, no person serving as Administrator or as a member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     (d) Indemnification. To the maximum extent permitted by law and by AXENT's charter and bylaws, any person serving as Administrator or the members of the Administrator shall be indemnified by AXENT in respect of all their activities under the Plan.

     (e) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including AXENT, its stockholders, any participants in the Plan and any other employee of AXENT, and their respective successors in interest.

4.   Shares Available for the Plan; Maximum Awards.

     Subject to adjustments as provided in Section 7(c) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of sixty-four one hundred fifty-seven (64,157) shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(c) of the Plan.

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5.  Participation.

     Participation in the Plan shall be limited to employees and former employees of CKS and its subsidiaries who held outstanding stock options under the CKS Unapproved Executive Share Option Scheme on the date of acquisition of CKS by AXENT (the "CKS Options") and, if applicable, who agree to the substitution of their CKS Options with stock options granted under the Plan.

6.  Awards of Stock Options.

     Stock options shall be granted under the Plan in substitution for the CKS Options. No other stock options shall be granted under the Plan. To the extent possible, the terms and conditions of the stock options so granted, as set forth in the Grant Agreement, shall conform to the terms and conditions of the CKS Options for which they are substituted including, without limitation, the expiration date, the vesting schedule and the provision that the portion of any such stock option then unvested and unexercisable terminate upon the termination of employment by the grantee with AXENT or any Subsidiary and the provision that the portion of any such stock option then vested and exercisable terminate thirty (30) days after termination of employment by the grantee with AXENT or any Subsidiary.

     The grant of an Award under the Plan shall be made to an employee by Grant Agreement in such form as the Administrator shall decide. Any Award may be renounced by the employee signing and delivering to AXENT a form of renunciation (in such form as AXENT may decide) within fourteen (14) days of receipt of a Grant Agreement notifying the employee of the grant of the Award or by failing to accept the Grant Agreement by that date. Any Award may be subject to conditions of exercise as the Administrator thinks fit and are contained in the Grant Agreement.

     Unless renounced, the relevant Award shall be deemed to have been granted and to have taken effect on the grant date specified in the Grant Agreement. If any Award is granted or purports to be granted in breach of the rules or limits of this Plan, it shall be void.

7.  Miscellaneous.

     (a) Withholding of Taxes. If AXENT in its discretion determines that it is obliged to withhold any tax in connection with any Award or any Common Stock acquired pursuant to an Award, the grantee or other holder of the Award shall pay to AXENT or its Subsidiary employing the grantee or other holder, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of the Award or Common Stock no later than the date of the event creating the tax liability. AXENT or its Subsidiary, to the extent permitted by law, may deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder, including shares of Common Stock otherwise deliverable to the grantee or holder. In the event that payment to AXENT of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

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     (b)  Transferability. No Award granted under the Plan shall be transferable by a grantee but may be exercised by the grantee's personal representative in the event of the grantee's death.

     (c)  Adjustments; Business Combinations.

     In the event of changes in the Common Stock of AXENT by reason of any stock dividend, split-up or similar change in or to AXENT's Common Stock (and to the extent not inconsistent with the final paragraph of this Section 7(c), any recapitalization, merger, consolidation, business combination, exchange of
shares, dissolution, liquidation or sale of assets)   the Administrator shall,
in its discretion, make adjustments to the maximum number and kind of shares reserved for issuance hereunder with respect to which Awards may be granted under this Plan and to the number, kind and price of shares covered by Awards then outstanding, in such manner as is fair and reasonable. Any such adjustment shall be made on the basis that the amount payable by a grantee on full exercise of any stock option shall remain as nearly as possible the same as (but shall not be greater than) it was before such event.

     Notwithstanding anything in the Plan to the contrary and without the consent of holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any merger, business combination or other acquisition of AXENT that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

     The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting AXENT, or the financial statements of AXENT or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

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     In the case of (i) the dissolution or liquidation of AXENT, (ii) a reorganization, merger, consolidation or business combination in which AXENT is not the surviving corporation, or which results in the acquisition of substantially all of the Common Stock by a single person, entity or group of persons or entities or (iii) the sale of all or substantially all of the property of AXENT to another entity, all Awards then outstanding in whole or in part shall terminate immediately before the consummation of such merger, consolidation, acquisition, reorganization, liquidation, sale or transfer unless exercised within a period specified in a notice to be given by AXENT unless provision is made in connection with such transaction for the assumption of such Awards, the substitution for such Award of a new stock option of the successor corporation or a parent thereof, with appropriate adjustment as of the number and kind of shares and the per share exercise price, or the payment of, or the binding agreement to pay, cash in lieu thereof.

     (d) Termination, Amendment and Modification of the Plan. The Board may, in its absolute discretion, revise, amend, suspend or terminate the Plan in whole or in part.

     (e) Non-Guarantee of Employment or Service; Rights of Grantees. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of AXENT, shall interfere in any way with the right of AXENT to terminate such service at any time or shall evidence an intent for any Award to be determined to be a form of compensation to the grantee of any Award or any other person if such determination would modify, vary, amend or supercede any term or condition of such Award and the applicable Grant Agreement. No person shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of AXENT, (iii) AXENT shall have issued and delivered the shares to the person, and (iv) the person's name shall have been entered as a stockholder of record on the books of AXENT; thereupon, the person shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     (f) Waiver of Rights. It shall be a condition of participation in the Plan that, in the event of any change in a grantee's terms and conditions of employment or the function for which he is employed to perform, he shall not be entitled to any damages, additional damages or compensation whatsoever by reason of any termination of alteration of rights or expectations under the Plan which he might otherwise have enjoyed, and each grantee is deemed to have waived all such rights which he might have by not renouncing his option.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between AXENT and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from AXENT pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of AXENT.

     (h) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws of the U.S. and the laws of the State of Delaware, without regard to its conflict of laws principles.

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     (i) Effective Date; Termination Date. The Plan is effective as of the date as of which AXENT acquired CKS. Subject to other applicable provisions of the Plan, all Awards made under the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: March 28, 1999

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